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                                                                    Exhibit 99.3
                [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                March 31, 2000

Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, IL 60670-0126

Ambac Assurance Structured Finance
One State Street Plaza
New York, NY 10022-4834
Attn: Managing Director

Moody's Residential Loan Monitoring Group
4th Floor, 99 Church Street
New York, NY 10007

Standard & Poor's
55 Water Street
New York, NY 10041

          RE:  Headlands Home Equity Loan Trust (Series 1999-1);
               Annual Statement as to Compliance by the Issuer
               -----------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.9 of the Indenture with respect to the above-referenced offering and in compliance with the requirements of TIA Section 314(a)(4), the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Manager") hereby certifies as to the following:

     1. a review of the activities of the Issuer and its performance under the Indenture during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period, and there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.


                         [Signature on Following Page]
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Bank One, National Association
Ambac Assurance Corporation
Moody's Residential Loan Monitoring Group
Standard & Poor's
March 31, 2000
Page 2





                                               Very truly yours
                                               GREENPOINT HOME EQUITY
                                               LOAN TRUST (Series 1999-1);

                                               By: GREENPOINT MORTGAGE
                                               FUNDING, INC.,
                                               as Manager


                                               /s/ Kristen Decker
                                               --------------------------------
                                               Kristen Decker
                                               Vice President